Exhibit 99.1

Identity and Access Management Cyber-Security Provider BIO-key’s Q2 Revenue Rises 96% to $1.9M, Driven by Growth in Software, Services and Products; Investor Call Today at 10am ET

WALL, NJ – August 12, 2022 - BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer identity and access management (IAM) and large-scale identity solutions, featuring Identity-Bound Biometrics (IBB), today reported results for its second quarter ended June 30, 2022 (Q2’22). BIO-key is hosting a conference call today at 10:00 a.m. ET (details below) to review its results and outlook.

Highlights:

●	Q2’22 revenues rose 96% to $1.9M from $1.0M in Q2’21, driven by a $0.5M increase in software license fees, as well as $0.3M and $0.15M increases in hardware and services revenue, respectively.
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Expanded PortalGuard Penetration with new customers, including YYK Enterprises Operations and a Texas City and New Channel Alliance Program partners, including the Amazon Web Services Partner Network, 3Eye Technologies and Darksteel Technologies.

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BIO-key’s PortalGuard® platform was a gold recipient of Security Today magazine’s 2022 Govies Government Security Award in User Authentication/Identification/Credentialing and Management; the Publisher's Choice for Multi-factor Authentication (MFA) Award from Cyber Defense Magazine during RSA 2022; the 2022 Fortress Cyber Security Award in Authentication and Identity; and RemoteTech Breakthrough’s Identity Management Solution of the Year 2022.

BIO-key CEO Michael DePasquale commented, “Our second quarter and first half revenue demonstrate growing momentum in our base of annual recurring revenue (ARR) from software licenses, which is a core focus and principal value driver for our business. Our Q2’22 performance included the first full quarter of operating results from our Swivel Secure Europe operations acquired in March and the integration of this business is proceeding according to plan.

“PortalGuard continues to gain momentum in higher education, municipal governments, and enterprises as a high-value, easy-to-deploy solution for hybrid access needs. Our progress is being supported by a growing base of Channel Alliance Partners (CAP) around the world, strong customer references, an expanding base of industry awards, and our digital and direct sales and marketing initiatives. Customers are increasingly recognizing PortalGuard’s value, flexibility and support for sixteen multi-factor authentication factors, including BIO-key’s industry leading Identity Bound Biometric capabilities.

Outlook

“BIO-key has built a strong base of products and services and a growing global footprint of partnerships and direct sales resources to address the substantial cybersecurity and IAM needs around the world. Given our progress to date and the growing scope of opportunities we are identifying, we remain confident in achieving our full-year 2022 revenue guidance of $10-13M, representing growth of over 100% above 2021. We believe BIO-key is positioned to achieve break-even operations within this range, subject to our mix of hardware and higher-margin software revenue.

“Our guidance anticipates continued growth in recurring software license revenue to roughly 70% of the lower end of our revenue range, supported by hardware and services revenue contributions that are generally tied to specific projects. Our outlook is supported by our strong capital position, talented management and product development teams, and our expanding global sales, marketing and channel partner footprint.”

Financial Results

Q2’22 revenues increased 96% to $1.9M from $0.9M in Q2’21, driven by a 75.5% increase in software license revenue as well as solid growth in both hardware and services revenue.

Gross profit grew to $1.2M in Q2’22 from $0.8M in Q2’21, due primarily to increased revenues. Gross profit margin declined from 75% in Q2’21 to 63% in Q2’22, due to growth in lower-margin hardware revenue and a decline in the gross margin realized on license fees as a result of third party-software required for Swivel Secure licenses.

Total operating expenses increased to $2.8M in Q2’22 from $1.9M in Q2’21, reflecting a $0.6M increase in selling, general and administrative expenses and a $0.3M increase in research, development and engineering expenses. Increases included the consolidation of Swivel Secure and increased personnel costs related to multiple new hires. Higher research, development & engineering costs were attributable to costs associated with the development and Q2 launch of significant enhancements and updates to our MobileAuth application, the only multi-factor authentication mobile app that integrates Identity-Bound Biometrics with other authentication modalities.

BIO-key reported a net loss of $1.7M, or $0.21 per share, compared to a Q2’21 loss of $1.2M, or $0.15 per share. Weighted average basic shares outstanding were approximately 8.1M in Q2’22 and 7.8M in Q2’21.

Financial Strength

BIO-key ended the second quarter with working capital of $8.8M, including $4.9M of cash and cash equivalents and $4.9M in inventory, and a book value of $13.6M, or approximately $1.61 per share.

Conference Call Details

Date / Time:	Friday, August 12th at 10 a.m. ET

Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 International

Live Webcast / Replay:	Investor Webcast & Replay – Available for 3 months.

Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 6599160

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key has over two decades of expertise in providing authentication technology for thousands of organizations and millions of users and is revolutionizing authentication with biometric-centric, multi-factor identity and access management (IAM) solutions, including PortalGuard that provides convenient and secure access to devices, information, applications, and high-value transactions. BIO-key's patented software and hardware solutions, with industry-leading biometric capabilities, enable large-scale on-premises and Identity-as-a-Service (IDaaS) solutions as well as customized enterprise and cloud solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of PistolStar and Swivel Secure into our business; fluctuations in foreign currency exchange rates; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate;  the duration and extent of continued hostilities in Ukraine and its impact on our European customers, delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key
Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Media Contact	Investor Contact
Erin Knapp	William Jones, David Collins
Matter Communications	Catalyst IR
BIO-key@matternow.com	BKYI@catalyst-ir.com
914-260-3158	212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$4,893,042	$7,754,046
Accounts receivable, net	2,039,062	970,626
Due from factor	76,940	49,500
Note receivable, net of allowance	119,644	82,000
Inventory	4,888,601	4,940,660
Prepaid expenses and other	331,697	216,041
Total current assets	12,348,986	14,012,873
Resalable software license rights	43,768	48,752
Investment – debt security, net	302,821	452,821
Equipment and leasehold improvements, net	135,237	69,168
Capitalized contract costs, net	301,225	249,012
Deposits and other assets	8,712	8,712
Note receivable, net of allowance	68,356	113,000
Operating lease right-of-use assets	206,792	254,100
Intangible assets, net	1,952,606	1,298,077
Goodwill	2,256,402	1,262,526
Total non-current assets	5,275,919	3,756,168
TOTAL ASSETS	$17,624,905	$17,769,041

LIABILITIES
Accounts payable	$1,279,301	$427,772
Accrued liabilities	849,719	828,997
Earnout payable – Swivel acquisition	500,000	-
Government loan – BBVA Bank, current portion	122,000	-
Deferred revenue, current portion	588,949	565,355
Operating lease liabilities, current portion	192,581	177,188
Total current liabilities	3,532,550	1,999,312
Deferred revenue, net of current portion	71,524	67,300
Operating lease liabilities, net of current portion	22,004	86,974
Government loan – BBVA Bank, net of current portion	379,287	-
Total non-current liabilities	472,815	154,274
TOTAL LIABILITIES	4,005,365	2,153,586

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 8,441,574 and 7,853,759 of $.0001 par value at June 30, 2022 and December 31, 2021, respectively	844	786
Additional paid-in capital	121,022,606	120,190,139
Accumulated other comprehensive loss	(110,081)	-
Accumulated deficit	(107,293,830)	(104,575,470)
TOTAL STOCKHOLDERS’ EQUITY	13,619,540	15,615,455
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,624,905	$17,769,041

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues
Services	$435,106	$286,641	$830,910	$666,663
License fees	1,162,148	662,193	2,622,331	1,141,151
Hardware	349,861	43,256	435,045	1,072,914
Total revenues	1,947,115	992,090	3,888,286	2,880,728
Costs and other expenses
Cost of services	180,677	158,440	391,590	334,384
Cost of license fees	358,136	48,373	431,366	87,342
Cost of hardware	185,140	32,756	238,438	584,478
Total costs and other expenses	723,953	239,569	1,061,394	1,006,204
Gross profit	1,223,162	752,521	2,826,892	1,874,524

Operating Expenses
Selling, general and administrative	2,006,573	1,374,084	3,804,571	2,890,482
Research, development and engineering	784,083	490,952	1,589,349	932,603
Total Operating Expenses	2,790,656	1,865,036	5,393,920	3,823,085
Operating loss	(1,567,494)	(1,112,515)	(2,567,028)	(1,948,561)
Other income (expense)
Interest income	77	832	208	3,447
Loss on foreign currency transactions	-	(50,000)	-	(50,000)
Investment-debt security reserve	(150,000)	-	(150,000)	-
Interest expense	(1,540)	-	(1,540)	(18,000)
Total other income (expense), net	(151,463)	(49,168)	(151,332)	(64,553)
Net loss	$(1,718,957)	$(1,161,683)	$(2,718,360)	$(2,013,114)

Comprehensive loss:
Net loss	$(1,718,957)	$(1,161,683)	$(2,718,360)	$(2,013,114)
Other comprehensive income – Foreign currency translation adjustment	(165,883)	-	(110,081)	-
Comprehensive loss	$(1,884,840)	$(1,161,683)	$(2,828,441)	$(2,013,114)
Basic and Diluted Loss per Common Share	$(0.21)	$(0.15)	$(0.34)	$(0.26)

Weighted Average Common Shares Outstanding:
Basic and diluted	8,098,020	7,776,190	7,992,102	7,774,946